UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2009

NEXITY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51273	63-0523669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3680 Grandview Parkway, Suite 200 Birmingham, Alabama	35243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 298-6391

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2009, the Board of Directors (the “Board of Directors”) of Nexity Financial Corporation (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Registrar and Transfer Company (the “Rights Agent”) and, in connection therewith, on February 4, 2009, declared a dividend distribution of one preferred stock purchase right (each, a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Stock”), of the Company, subject to the completion of appropriate documentation. The distribution will be made to stockholders of record as of the close of business on February 10, 2009 (the “Record Date”). Except as set forth below, each Right entitles the registered holder thereof to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of a newly created series of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a purchase price of $37.50 per Unit (the “Purchase Price”), subject to the adjustments described below.

The Rights are represented by the Common Stock certificates and are not exercisable or transferable apart from the Common Stock until the earlier to occur of (i) ten days following a public announcement that a person (other than certain exempted entities and any “grandfathered stockholder”) or group of affiliated or associated persons (an “Acquiring Person”), has acquired, or obtained the right to acquire, beneficial ownership of 11% or more of the voting power of the aggregate of all shares of the Company’s voting securities (“Voting Stock”) then outstanding (the “Stock Acquisition Date”) or (ii) ten business days following the commencement of (or the first public announcement of an intention to commence) a tender offer or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of 11% or more of the voting power of the aggregate of all shares of the Voting Stock then outstanding (the earlier of the dates being called the “Distribution Date”). Until the Distribution Date (or earlier redemption or expiration of the Rights), Common Stock certificates will contain a notation incorporating the Rights Agreement by reference. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the “Rights Certificates”) will be mailed to stockholders who were holders of record of the Common Stock as of the close of business on the Distribution Date. From and after the Distribution Date, the separate Rights Certificates alone will evidence the Rights. The Rights will expire at the close of business on February 10, 2019 (the “Final Expiration Date”), unless earlier redeemed or exchanged by the Company.

If an Acquiring Person becomes the beneficial owner of more than 11% of the voting power of the aggregate of all shares of Voting Stock then outstanding each holder of a Right will thereafter have the right to receive, upon exercise of the Right at the then current Purchase Price, shares of Common Stock which at the time of the transaction would have a market value of two times the Purchase Price. Notwithstanding the foregoing, no Right may be exercised for Common Stock of the Company until the Rights have become non-redeemable, as described below. If, at any time following the Distribution Date, the Company is acquired in a merger or other business combination transaction or 50% or more of its assets or earning power is sold, each holder of a Right will thereafter have the right to receive, upon exercise of the Right at the then current Purchase Price, a number of shares of common stock of the acquiring company which at the time of the transaction would have a market value of two times the Purchase Price. The events described in this paragraph are defined as “Triggering Events.”

Following the occurrence of any Triggering Events, any Rights that are or were beneficially owned by an Acquiring Person will be null and void.

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of Preferred Stock of evidence of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

At any time on or prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (which period may be extended for an additional ten days), or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after any person becomes an Acquiring Person, the Company may, provided that all necessary regulatory approvals have been obtained, exchange the Rights (other than Rights owned by such Acquiring Person which become null and void), in whole or in part, at a ratio of two shares of Common Stock per Right, or two-one thousands of a share of Preferred Stock per Right, subject to adjustment.

Until a Right is exercised, the holder of the Right will not have any rights as a stockholder of the Company solely by virtue of holding the Right, including, without limitation, the right to vote or to receive dividends.

As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock issued so that all shares will have attached Rights. After the Distribution Date but prior to the Final Expiration Date, Rights shall only be issued in connection with the issuance of Common Stock upon the exercise of stock options granted prior to the Distribution Date or pursuant to other benefits under any employee plan or arrangement established prior to the Distribution Date.

The terms of the Rights may be amended by the Board of Directors of the Company; provided, however, that after a person becomes an Acquiring Person, the Company may amend the Rights Agreement only if the amendment will not adversely affect the interests of holders of Rights (other than an Acquiring Person).

The Rights Committee of the Board of Directors shall review and evaluate the Rights Agreement in order to consider whether the maintenance of the Rights Agreement continues to be in the best interests of the Company, its stockholders and other relevant constituencies of the Company at least annually or sooner than that if any Person shall have made a proposal to the Company or its stockholders, or taken any other action that, if effective, could cause such person to become an Acquiring Person, if a majority of the members of the Committee shall deem such review and evaluation appropriate after giving due regard to all relevant circumstances. Following each such review, the Committee shall communicate its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether the Rights Agreement should be modified or the Rights should be redeemed.

The Preferred Stock purchased upon exercise of the Rights will be non-redeemable and junior to any other series of preferred stock that Company may issue. Each share of Preferred Stock will have a minimum preferential quarterly dividend rate of $1.00 per share, but will be entitled to an aggregate dividend of 1000 times the dividend declared on the Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferred liquidation payment of $1000.00 per share, but will be entitled to receive an aggregate liquidation payment equal to 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together as one class with the Common Stock. Finally, in the event of any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 1000 times the aggregate amount of stock or securities, cash and/or other property, into which or for which each share of Common Stock is changed or exchanged. The foregoing rights of the Preferred Stock are protected against dilution if additional shares of Common Stock are issued. Fractional shares of Preferred Stock will not be issuable and in lieu thereof a cash payment will be made.

A copy of the Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K. A copy of the Rights Agreement is also available free of charge from the Company. This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 is incorporated by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on February 10, 2009, the Company will file a Certificate of Designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock. A copy of the Certificate of Designation of Series A Junior Participating Preferred Stock is attached as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.3	Certificate of Designation of Series A Junior Participating Preferred Stock, to be filed with the Secretary of State of Delaware on February 10, 2008.

4.1	Preferred Stock Rights Agreement, dated as of February 4, 2009, by and between Nexity Financial Corporation and Registrar and Transfer Company, as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: February 4, 2009

NEXITY FINANCIAL CORPORATION

/s/ John J. Moran
By:	John J. Moran
Its:	Executive Vice President and Chief Financial Officer